EXHIBIT 10.1

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”), effective as of October 26, 2003, (the “EFFECTIVE DATE”) by and between PIEZO-TOP LTD, private company no. 51-248336-3 a lawfully incorporated Israeli private company with its principal offices located at 47 Hataasiah St. Tel-Hanan, Israel (“PIEZO-TOP”), PMG MEDICA LTD, private company no 51-280771-0, a lawfully incorporated Israeli private company with its principal offices located at 47 Hataasiah St. Tel-Hanan, Israel (“PMG”) and NANO-VIBRONIX INC. a lawfully incorporated Delaware company with its principal offices located at Cedarhurst, NY USA (“NANO-VIBRONIX”).

RECITALS

WHEREAS P.M.G. and PIEZO-TOP are medical technology companies, and are engaged, among other businesses, in developing piezoelectric systems for medical applications;

WHEREAS NANO-VIBRONIX is a medical technology company

WHEREAS, P.M.G. and PIEZO-TOP have developed technology which is applicable to bio-film prevention in the human body.

WHEREAS, P.M.G. and PIEZO-TOP are interested in licensing the Technology to NANO-VIBRONIX, and NANO-VIBRONIX is interested in the exclusive licensing rights to the TECHNOLOGY from PMG and PIEZO-TOP for the worldwide commercialization thereof; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, NANO-VIBRONIX wishes to obtain and PMG and PIEZO-TOP are willing to grant an exclusive license under which the know-how and intellectual property rights related to the TECHNOLOGY will be used by NANO-VIBRONIX in order to proceed with the commercialization thereof;

NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 — DEFINITIONS

In this Agreement, the following expressions shall bear the meanings set forth along side them:

“LICENSED TECHNOLOGY” shall mean all past, present and future tangible or intangible know-how, (whether or not patentable), data, products, processes, articles of manufacture, information, software (including source code and object code embodiments), hardware, algorithms, techniques, designs, and any other tangible or intangible technical materials or information (collectively, the “KNOW-HOW”), which has been developed or acquired by PMG and PIEZO-TOP to the extent such KNOW-HOW is reasonably necessary or useful for the manufacture, use, or sale of products and technology related to bio-film prevention in the human body or other medical purposes (which shall be deemed to include without limitation: biofilm prevention in indwelling catheters, biofilm prevention in dialysis and respiratory assist devices and control of bacteria in the hospital and outpatient environments by biofilm prevention and killing of bacteria) provided that KNOW-HOW which has been developed or acquired more than 5 years after the Effective Date shall not be included in “LICENSED TECHNOLOGY”. To avoid any doubt, the LICENSED TECHNOLOGY does not include any application, which is related to water treatment or purification, even in the hospital and outpatient environments.

“IP RIGHTS” shall mean unpatented inventions, patent applications, patents, design rights, copyrights (including, without limitation, rights in computer software), know-how and other trade secret rights, and all other intellectual property rights and rights or forms of protection of a similar nature or having equivalent or similar effect to any of these rights, whether or not any of these rights is registered, and including, without limitation, applications for registration of, and rights to apply for, any such rights.

“USD” shall mean United States Dollars or the equivalent amount thereto in New Israeli Shekels according to the representative rate published by the Bank of Israel and known on date of payment.

“SUBSIDIARY” shall mean a corporation, company or other entity:

(a)	more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, or

(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

ARTICLE 2 - REPRESENTATIONS

2.1	The preamble and definitions to this Agreement are an integral part thereof.

2.2	PMG and PIEZO-TOP represent and warrant that they have the full right and power to grant the license set forth in this Agreement.

2.3	NANO-VIBRONIX hereby acknowledges that

(One) PMG and PIEZO-TOP exclusively own all right, title and interest in and to the LICENSED TECHNOLOGY, and

(Two) PMG and PIEZO-TOP otherwise reserve all rights to the KNOWHOW except those specifically granted to NANO-VIBRONIX herein.

2.4	Each party represents and warrants that it is a corporation in good standing under the laws of the country of its incorporation; that it has the authority to enter into this Agreement; that it has obtained all corporate approvals necessary to enter into this Agreement; and that this Agreement is valid and binding and enforceable against it in accordance with its terms.

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2.5	PMG and PIEZO-TOP (“LICENSORS”) further represent and warrant that:

(a)	the LICENSORS have all right, title, and interest in the LICENSED TECHNOLOGY;

(b)	the LICENSORS have taken reasonable security measures, including measures against unauthorized disclosure, to protect the secrecy, confidentiality and value of the LICENSED TECHNOLOGY. No employee, consultant (paid or unpaid), director or shareholder of the LICENSORS, or any present or past employer of any such person, has any right with respect to the KNOWHOW and IP Rights licensed hereunder. Each of the LICENSORS' employees, consultants (paid or unpaid), and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed KNOWHOW and IP Rights licensed hereunder, or who has knowledge of or access thereto have entered into written confidentiality agreements and invention assignment agreements assigning to the LICENSORS all such IP Rights.

(c)	to the best of the LICENSORS' knowledge, the use of the KNOWHOW and IP Rights licensed hereunder and any other IP Rights necessary to enable operation of the business of NANO-VIBRONIX as currently conducted and/or proposed to be conducted, shall not constitute an infringement, misappropriation or misuse of any intellectual property rights or other rights of any third party.

(d)	Aside from the M. Weiss case, none of the LICENSORS are aware of any claims alleging that any of the LICENSORS has violated any of the patents, copyrights, trade secrets or other proprietary rights of any other person or entity. None of the LICENSORS or their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the development of the LICENSED TECHNOLOGY.

(e)	the LICENSORS have not granted, and shall not grant, any third party any rights, nor taken upon themselves obligations towards third parties, inconsistent with the License or any of LICENSORS' obligations herein.

2.6	Each and every obligation taken by the Parties to this Agreement will be deemed taken on the party's own behalf as well as on its Subsidiaries' behalf to the extent that such Subsidiaries exist.

ARTICLE 3 - GRANTS OF LICENSES

3.1	PMG and PIEZO-TOP hereby grant to NANO-VIBRONIX, and NANO-VIBRONIX hereby accepts, subject to the terms and conditions set forth in this Agreement, a perpetual, exclusive, worldwide license to make any and all use of the LICENSED TECHNOLOGY and all IP Rights related to the LICENSED TECHNOLOGY, including without limitation the right to make, have made, use, modify, distribute, create derivative works and sublicense (the “LICENSE”) provided that only to the extent that NANO-VIBRONIX and/or its Subsidiaries have paid the price for the TECHNOLOGY then due to PMG and PIEZO-TOP under this Agreement.

3.2	Notwithstanding the generality of Section 3.1 hereof, the LICENSE, as of the date hereof, includes, without limitation, the patents, patent applications and provisional patent applications listed in Appendix “A” hereto and the KNOW HOW listed in Appendix “B” hereto.

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3.3	The LICENSORS shall immediately begin an orderly transfer of all of the LICENSED TECHNOLOGY to NANO-VIBRONIX and shall promptly provide (and create if necessary) all drawings, manuals, specifications and formulas, any proprietary manufacturing equipment or apparatus, as well as any demonstrations and training, which are necessary or useful for the exploitation of the LICENSED TECHNOLOGY.

3.4	All new inventions of LICENSORS, which may constitute LICENSED TECHNOLOGY, shall be immediately disclosed to NANO-VIBRONIX.

3.5	LICENSORS shall file and prosecute the patent applications listed in Appendix B (with respect to existing LICENSED TECHNOLOGY) and all patent applications with respect to new inventions of LICENSORS, which may constitute LICENSED TECHNOLOGY. LICENSORS shall consult with NANO-VIBRONIX in regard to the preparation and prosecution of such patent applications. Notwithstanding the foregoing, NANO-VIBRONIX may elect to file and/or prosecute any patent application with respect to LICENSED TECHNOLOGY.

3.6	LICENSORS shall execute all documents, join in any action and provide all cooperation requested by NANO-VIBRONIX necessary or useful for the full exploitation of the License, including without limitation, any patent filing and prosecution, registration of the License, any action with respect to the infringement of the LICENSED TECHNOLOGY and claims of infringement against NANO-VIBRONIX with respect to the LICENSED TECHNOLOGY. In the event that NANO-VIBRONIX shall prosecute a claim of infringement of the LICENSED TECHNOLOGY against third parties, then without prejudice to any other rights hereunder, NANO-VIBRONIX shall retain all of the proceeds of such claim.

3.7	Without prejudice to any of LICENSORS' other obligations hereunder, LICENSORS shall defend, indemnify, and hold NANO-VIBRONIX and/or its officers, directors, agents, shareholders and representatives harmless from and against, and will solely and exclusively bear and pay, any and all claims, suits, losses, penalties, settlements, damages (whether actual, punitive, consequential, or otherwise) and all liabilities and the associated costs and expenses (including attorneys' fees) arising out of any claim that may arise. Piezotop will indemnify and hold harmless regarding the claim that Menachem Weiss has brought or towards any settlement that may be reached with him that which shall affect the KNOWHOW, the LICENSED TECHNOLOGY or the LICENSE.

ARTICLE 4 - PAYMENTS AND REPORTS

4.1	For the rights granted and obligations undertaken under this Agreement, NANO-VIBRONIX shall pay PMG and PIEZO-TOP as follows:

4.1.1	14 (fourteen) days after the close of the first round of investment in NANO-VIBRONIX, NANO-VIBRONIX will pay PMG and PIEZO-TOP, each, a licensing fee of USD 5,000 (five thousand) (the “FIRST Licensing Fee”) (USD 10,000 all together).

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4.1.2	No later than 14 (fourteen) days after the second investment in NANO-VIBRONIX, NANO-VIBRONIX will pay PMG and PIEZO-TOP, each, a second licensing fee of USD 7,500 (seven thousand five hundred) (the “Second Licensing Fee”) (USD 15,000 all together).

4.1.3	In the event of

(a)	a third investment in NANO-VIBRONIX, or

(b)	a buy-out of more than 40% of NANO-VIBRONIX's stock, or

(c)	an 1P0, and no later than 14 (fourteen) days thereafter (hereinafter, collectively: the Third Investment),

NANO-VIBRONIX will pay PMG and PIEZO-TOP, each, a third licensing fee of USD 25,000 (twenty five thousand) (the “Third Licensing Fee”) (USD 50,000 all together).

4.2	NANO-VIBRONIX shall make written reports to PMG and PIEZO-TOP within 7 (seven) days after each investment therein.

ARTICLE 5 — DEVELOPING OF THE LICENSED TECHNOLOGY

All Parties agree to keep confidential the LICENSED TECHNOLOGY as provided in the non-disclosure agreement attached to this Agreement as an integral part thereof.

ARTICLE 6 - ASSIGNMENT

This Agreement and the rights granted in this Agreement are personal to the parties thereto. Parties shall not have the right to assign rights or obligations in this Agreement. Notwithstanding the foregoing, NANO-VIBRONIX may assign the rights granted in this Agreement provided the assignee assumes all rights and responsibilities of the Agreement.

ARTICLE 7 - NOTICE

7.1	Any notice required or provided for by the terms of this Agreement shall be in writing. All notices shall be sent by registered mail to the business address of the party to be given notice. The business addresses of the parties shall be as follows:

PMG Medica Ltd.

47 Hataasiah St. P.O. Box 515

Tel-Hanan, Israel 36603.

PIEZO-TOP LTD

47 Hataasiah St. P.O. Box 515

Tel-Hanan, Israel 36603

NANO-VIBRONIX INC.

USA

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7.2	Unless otherwise proven, each such notice given by either party hereto shall be deemed to have been received by the other party on the 10th day following the mailing date.

ARTICLE 8 - MISCELLANEOUS

8.1	The construction and performance of this Agreement shall be governed by and shall be subject to the laws of the State of Israel.

8.2	Neither party shall be deemed to have waived any of its rights under this Agreement by failure to take any action to enforce any of its rights at any particular time.

8.3	This Agreement is the entire Agreement between the parties and there are no other terms, obligation, covenants, representation, statements or conditions, oral or otherwise, of any kind except the non-disclosure agreement attached to this Agreement as an integral part thereof.

8.4	This Agreement may not be changed, modified, or amended in whole or in part except by written document signed by the duly authorized officers of both parties.

8.5	The provisions of the Agreement shall be deemed separable. A holding by a court of competent jurisdiction that any provision of this Agreement which is not material to the consideration provided by either party is void or unenforceable shall not affect the validity or enforceability of the remaining provisions of the Agreement.

8.6	To all payments mentioned in this Agreement there shall be added the appropriate value added tax (VAT) as regulated on date of payment.

ARTICLE 9 - ARBITRATION

9.1	Any controversy or claim arising under or related to technical disputes regarding the LICENSED TECHNOLOGY (for instance, if parties disagree on the question if a specific item is included in the licensed technology) shall be settled by single arbitration jointly agreed upon the parties. The arbitrator will be selected by the parties or by court if they disagree.

9.2	The arbitrator will be a university professor in physics or engineering, and if such is not selected by mutual consent then a person with appropriate technical and scientific background will be selected arbitrator (the “Arbitrator”).

9.3	The Arbitrator will be bound by the Israeli Arbitration Act of 1968 and its appendix, but will have to give a detailed and explained verdict.

9.4	Other disputes, which are not of a technical nature will not be subject to this arbitration clause.

IN WITNESS WHEREOF, the parties have MIS this Agreement to be executed in duplicate to be effective as of 10/26/03

/s/ Jona Zumeris	/s/ Jona Zumeris	/s/ Harold Jacob
PMG MEDICA Ltd.	PIEZO-TOP LTD.	NANO-VIBRONIX INC.

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CONFIDENTIAL DISCLOSURE AGREEMENT

Effective Date: October 26th, 2003

To protect certain confidential information that may be disclosed between them, NanoVibronix Inc., and its affiliates (collectively “NV”), and the “Participant” identified below, agree that:

1.	Any party to this Agreement may be a Discloser of confidential information.

2.	The parties' primary contacts for disclosing or receiving confidential information are:

NV: Harold Jacob MD or other employees of NV designated in writing and Participant: Piezotop Ltd., PMG Medica Ltd. and all of their employees and Jona Zumeris:

3.	The confidential information (“Information”) that is the subject of this Agreement is described as:

For NV: -LICENSED TECHNOLOGY AS DESCRIBED IN THE LICENSE AGREEMENT

For Participant: LICENSED TECHNOLOGY AS DESCRIBED IN THE LICENSE AGREEMENT

The relationship created under this Agreement is confidential and is to be treated as Information according to the terms of this Agreement.

4.	This Agreement relates to Information that is disclosed to a party (“Recipient”) after the Effective Date.

5.	Recipient's duties under this Agreement expire October 15, 2015.

6.	Recipient shall not disclose Information to a third party without express written permission from Discloser. Recipient shall protect the disclosed Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the Information, as Recipient uses to protect its own confidential information of a like nature.

7.	If Recipient is required by judicial or administrative process to disclose Information, Recipient shall promptly notify Discloser and shall allow Discloser a reasonable time to oppose such process.

9.	Recipient's duties under this Agreement shall apply to Information that is (a) disclosed by Discloser in writing and is marked at the time of disclosure to indicate it is confidential; (b) disclosed by Discloser in any other manner and is indicated at the time of disclosure to be confidential and thereafter is also summarized and designated as confidential in a written memorandum delivered to Recipient within one month of the disclosure; or (c) disclosed in the form of tangible materials transmitted to Recipient with a written memorandum within 30 days indicating the confidential nature of the materials. (d) information which is obviously sensitive and would be considered confidential

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13.	Each Discloser warrants that it has the right to make disclosures under this Agreement.

14.	Except as otherwise provided herein, all additions or modifications to this Agreement must be made in writing and executed by all parties.

15.	This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof. This Agreement shall be deemed made in and shall be governed by the laws of the State of New York, U.S.A. pertaining to contracts made and performed within that state, without recourse to any conflicts of laws principles and the State and/or Federal Courts in the State of New York shall have exclusive jurisdiction of any litigation arising under or in connection with this Agreement. Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of this Agreement shall not be affected thereby.

In witness thereof, the duly authorized representatives of the Companies have signed this Agreement as the date, stated below.

/s/ Harold Jacob	/s/ Jona Zumeris
Harold Jacob MD CEO NANO Vibronix INC	Jona Zumeris PIEZOTOP LtD

/s/ Jona Zumeris
Jona Zumeris
PMG Medica LtD

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